[LETTERHEAD OF SILVERMAN, COLLURA, CHERNIS & BALZANO, P.C.]

                                                              February 12, 1999

Austrian Trading Services, Inc.
Landstrasse 66/3
A-4020 Linz, Austria

                  Re:      Registration Statement on Form 10-SB

Gentlemen:

         We have acted as counsel to Austrian Trading Services, Inc. ("Company"), a Delaware corporation, pursuant to Amendment No. 1 to the Registration Statement on Form 10-SB, as filed with the Securities and Exchange Commission on February 12, 1999.

         In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
limitations set forth herein, it is our opinion that:

         1. The Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

         We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

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Austrian Trading Services, Inc.
February 12, 1999
Page 2


         We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                            Very truly yours,

                                            SILVERMAN, COLLURA, CHERNIS
                                                     & BALZANO, P.C.